Exhibit 10.1

CONFIDENTIAL August 13, 2025 Golkor Inc. 323 Sunny Isles Blvd Suite 745 Sunny Isles, FL 33160 Attention: 1 Gregory Klok Chief Executive OJicer Re: Proposed Public OJering Dear Klok, We are pleased to submit the following proposal with respect to one or more public oJerings by Golkor Inc. (“the Company” or “Golkor”) of up to $40,000,000 of securities of the Company (the “Securities”) plus a 15% overallotment option in one or more oJerings (each, an “OJering”) registered with the U.S. Securities and Exchange Commission (the “Commission”) for which Konik Capital Partners, LLC, a division of T.R. Winston and Company (“Konik Capital” or the “Underwriter”), shall act as lead manager, bookrunner and underwriter on an exclusive, ﬁrm commitment basis. The price and terms of which shall be mutually agreed upon by the Company and Konik Capital. Prior to the commencement of any OJering, the Company shall negotiate the terms of an underwriting agreement with Konik Capital (the “Underwriting Agreement”) relating to the OJering containing such terms, covenants, conditions, representations, warranties, and providing for the delivery of legal opinions, comfort letters and oJicer’s certiﬁcates, all in form and substance satisfactory to Konik Capital and its counsel and the Company and its counsel. The Underwriting Agreement and related agreements shall contain such terms and conditions as are customarily contained in underwriting agreements for oJering such as the OJering. It is understood that neither the Company nor Konik Capital shall have any obligation to undertake an OJering except pursuant to an executed Underwriting Agreement. I. Term of Retention . This engagement agreement (this “Agreement”) shall commence at the signing of this document and continue on an exclusive basis for Twelve Months (the "Term"). Please note that by entering into this Agreement, Konik Capital is not guaranteeing that an OJering will close. Notwithstanding anything to the contrary contained herein, the

CONFIDENTIAL Company has the right, pursuant to FINRA Rule 5110 (g)(5)(B), to terminate the Agreement for cause upon written notice prior to the expiration of the Term, which includes a material failure to provide the underwriting services contemplated by this Agreement . II. Compensation and Expenses . Konik Capital shall be compensated as follows: a) Reserved b) Cash Fee . At the closing of each OJering (each “Closing”), the Company shall pay to Konik Capital a cash fee or an underwriting discount equal to seven percent (7%) of the aggregate gross proceeds from the OJering at the Closing of the OJering. c) Warrant Coverage. The Company shall issue to Konik Capital or its designees at the Closing, warrants (the “Konik Warrants”) to purchase that number of shares of common stock of the Company equal to Seven percent (7%) of the aggregate number of shares of common stock (or common stock equivalent, if applicable) placed in each OJering (and if an OJering includes an overallotment option, such number of shares of common stock issued pursuant to such option. If the Securities included in an OJering are convertible, the Konik Warrants shall be determined by dividing the gross proceeds raised in such OJering by the OJering Price (as deﬁned hereunder). The Konik Warrants shall be in a customary form acceptable to Konik Capital, have a term of ﬁve (5) years from the commencement of sales of the OJering in accordance with FINRA Rule 5110(g)(8)(A), contain cashless exercise provisions if the shares of common stock issuable upon exercise of the Konik Warrants are not registered with the Commission, demand and piggyback registration rights complying with FINRA Rule 5110(g)(8)(C) and (D), and have an exercise price equal to 100% of the oJering price per share (or unit, if applicable) in the applicable OJering and if such oJering price is not available, the market price per share of common stock on the date an OJering is commenced (such price, the “OJering Price”). If warrants are issued to investors in an OJering, the Konik Warrants shall have the same terms as the warrants issued to investors in the applicable OJering, except that such Konik Capital Warrants shall have an exercise price equal to 100% of the OJering Price.”. If the Company or the Konik Warrants do not fall within an exemption pursuant to FINRA Rule 5110(e)(2), the Konik Warrants will be subject to a lock - up restriction pursuant to FINRA Rule 5110(e)(1) for a period of 180 days beginning on the date of commencement of sales of the OJering. The Konik Warrants shall contain such terms and conditions as are 2

CONFIDENTIAL satisfactory in form and substance to Konik Capital, the Company and their respective counsel, including, without limitation, a cashless exercise provision, and anti - dilution and exercise provisions that comply with FINRA Rule 5110(g)(8). d) Expenses . The Company will bear all fees, disbursements and expenses (including but not limited to all representations) in connection with the proposed oJering, including, without limitation, the Company’s legal and accounting fees and disbursements, the costs of preparing, printing and delivering registration statements, prospectuses and prospectus supplements (collectively, the “Prospectuses”) and amendments, post - eJective amendments and supplements thereto. In particular, the Company hereby agrees to pay on each of Closing and each closing of the exercise of the Over - allotment Option, if any, to the extent not paid at the Closing, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (1) all ﬁling fees and communication expenses relating to the registration of the shares of Common Stock to be sold in the OJering (including the Over - allotment Shares, as deﬁned in the paragraph e) below) with the Commission; (2) all fees associated with the review of the OJering by FINRA; (3) all fees and expenses relating to the listing of the securities on the NYSE American, LLC (the “Exchange”), (4) all fees, expenses and disbursements relating to the registration, qualiﬁcation or exemption of the Securities under the securities laws of such foreign jurisdictions as the Company and Konik Capital together determine; (5) the costs of all mailing and printing of the placement documents (including, without limitation, the Underwriting Agreement, and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriter’s Questionnaire and Power of Attorney), registration statements, prospectuses and prospectus supplements , and all amendments, supplements and exhibits thereto and as many preliminary and ﬁnal Prospectuses as Konik Capital may reasonably deem necessary; (6) the costs of preparing, printing and delivering certiﬁcates representing the Securities; (7) fees and expenses of the transfer agent for the Securities ; (8) stock transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Konik Capital. The Company will reimburse Konik Capital for a certain amount of its accountable expenses including actual accountable road show expenses for the OJering; the cost associated with the Underwriter’s use of book - building and compliance software for the 3

CONFIDENTIAL OJering, reasonable fees of the Underwriter’s counsel up to an amount of $150,000 (which maximum shall apply solely to such fees and disbursements of counsel and not to other fees and expenses provided for in this Paragraph II.D.); background checks of the Company’s oJicers and directors; preparation of bound volumes and Lucite cube mementos in such quantities as the Underwriter may reasonably request. In addition, the Underwriter shall be entitled to a non - accountable expense allowance equal to one percent (1%) of the aggregate gross proceeds raised in the OJering. Overallotment . The Underwriting Agreement with respect to each OJering will provide that the Company will grant to Konik Capital an option exercisable within 45 days from the pricing of the OJering, to purchase up to an additional 15.0% of the total number of ﬁrm commitment securities sold oJered by the Company in the OJering, solely to cover over - allotments, if any (the "Over - allotment Shares"). Lock - Up Agreement. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of Konik Capital, it will not, for a period of 120 days after an OJering (the “Lock - Up Period”), (i) oJer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) ﬁle or caused to be ﬁled any registration statement with the Commission relating to the oJering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any oJering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. 4 e) f) III. Information; Reliance . The Company shall furnish, or cause to be furnished, to Konik Capital all information requested by Konik Capital for the purpose of rendering services hereunder and conducting due diligence (all such information being the

CONFIDENTIAL “Information”). In addition, the Company agrees to make available to Konik Capital upon request from time to time the oJicers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and conﬁrms that Konik Capital (a) will use and rely on the Information, including any documents provided to investors in the OJering (the “OJering Documents”), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently veriﬁed the same; (b) does not assume responsibility for the accuracy or completeness of the OJering Documents or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with Konik Capital or its representatives to discuss all information relevant for disclosure in the OJering Documents and will cooperate in any investigation undertaken by Konik Capital thereof, including any document included or incorporated by reference therein. In connection with the OJering, at the request of Konik Capital, the Company shall deliver such legal letters (including, without limitation, negative assurance letters), opinions, comfort letters, oJicers’ and secretary certiﬁcates and good standing certiﬁcates, all in form and substance reasonably satisfactory to Konik Capital and its counsel as is customary for the OJering. Konik Capital shall be a third - party beneﬁciary of any representations, warranties, covenants, closing conditions and closing deliverables made by the Company in any OJering Documents, including representations, warranties, covenants, closing conditions and closing deliverables made to any investor in the OJering. IV. Related Agreements . For each OJering, the Company shall enter into the following additional agreements, as applicable: a) Underwriting Agreement . The Company and Konik Capital shall enter into a customary underwriting agreement in form and substance satisfactory to Konik Capital and its counsel. It is our intention to enter into the Underwriting Agreement on or immediately prior to pricing the OJering, however, Konik Capital reserves the right not to proceed with the OJering if, in its sole judgment, (i) market conditions are unsuitable for such oJering at the price of Securities and if the Company and Konik Capital cannot agree on another price or structure; (ii) information comes to the attention of Konik Capital relating the Company, its management or its position in the industry which would preclude a successful public oJering: (iii) a material adverse change has occurred in the ﬁnancial condition, business or prospects of the Company, (iv) the Company has failed to (a) expeditiously proceed with the OJering of (b) comply with all applicable statutes, laws, rules and regulations, (v) 5

CONFIDENTIAL the Company cannot expeditiously proceed with the OJering, (vi) FINRA determines that any payment (including cash and/or securities) paid by the Company, to any investment banker (other than Konik Capital), consultant or to any other person is “underwriting compensation” in connection with the proposed public oJering, (vii) war or act of God or other calamity which would have substantial adverse eJect or loss to the Company; (viii) the market for securities in general, or the Company's securities in particular, ﬁnancial or economic conditions shall have materially changed from those reasonably foreseeable as of the date hereof as to render it impracticable in Konik Capital’s judgment to make a public oJering of the securities, or there has been a material adverse change in market levels for securities in general or ﬁnancial or economic conditions which render it inadvisable to proceed, or (ix) any action, suit or proceeding, threatened or pending, at law or equity against the Company or by any federal or state court of competent jurisdiction or other commission, board or agency wherein any unfavorable result or decision could materially adversely aJect the business, property, ﬁnancial condition or income or earnings of the Company. If Konik Capital elects not to proceed with the OJering as a result of the condition enumerated in clauses (i) through (ix) above, the Company shall reimburse Konik Capital in full for its out - of - pocket expenses (including, without limitation, its legal fees and disbursements). After the execution of the Underwriting Agreement, in the event the oJering is not consummated for any reason whatsoever, the Company shall reimburse Konik Capital for its actual out - of - pocket expenses less amounts previously paid, as set forth in the Underwriting Agreement. b) Settlement and Closing. Konik Capital shall arrange for its clearing agent to provide the funds to facilitate such settlement via delivery versus payment (“DVP”). The Company shall pay Konik Capital closing costs, which shall also include the reimbursement of the out - of - pocket cost of the escrow agent or clearing agent, as applicable, which closing costs shall not exceed $12,900. c) FINRA Amendments. Notwithstanding anything herein to the contrary, in the event that Konik Capital determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the ﬁnal underwriting agreement) in writing upon the request of Konik Capital to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company than are reﬂected in this Agreement. 6

CONFIDENTIAL V. 7 Post - Closing Obligations . Upon the Closing of an OJering, the Company agrees as follows: a) The Company shall use commercially reasonable eJorts to maintain and execute an active investor relations program for a period of twelve (12) months following the completion of the OJering. b) For a period of not less than twelve (12) months from the Closing, the Company will provide to Konik Capital on a timely basis quarterly statements setting forth such information regarding the Company's operations and ﬁnancial position (including balance sheet, proﬁt and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of Company; provided , that the Company will be deemed to have furnished such reports and ﬁnancial statements to Konik Capital to the extent they are ﬁled on EDGAR. VI. Finder's Fee . The Company represents and warrants to Konik Capital that (i) it is not obligated to pay a ﬁnder's fee or consulting fee to anyone in connection with the introduction of the Company to Konik Capital in connection with its OJering: (ii) it has not paid any moneys or other compensation or issued any securities to any member of FINRA, or to any aJiliate or associate of such a member, or to any person in consideration for such person raising funds for the Company, or providing consulting services to the Company regarding this OJering, and (iii) no such compensation has heretofore been paid to any third party regarding this OJering, except for payment to Konik Capital hereunder. VII. Indemnity . a) In connection with the Company’s engagement of Konik Capital hereunder, the Company hereby agrees to indemnify and hold harmless Konik Capital and its aJiliates, and the respective controlling persons, directors, oJicers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemniﬁed Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them

CONFIDENTIAL (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemniﬁed Person in connection with the Company’s engagement of Konik Capital, or (B) otherwise relate to or arise out of Konik Capital’s activities on the Company’s behalf under Konik Capital’s engagement, and the Company shall reimburse any Indemniﬁed Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemniﬁed Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemniﬁed Person is a party. The Company will not, however, be responsible for any Claim that is ﬁnally judicially determined to have resulted from the gross negligence or willful misconduct of any such Indemniﬁed Person for such Claim. b) The Company further agrees that it will not, without the prior written consent of Konik Capital, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemniﬁcation may be sought hereunder (whether or not any Indemniﬁed Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemniﬁed Person from any and all liability arising out of such Claim. c) Promptly upon receipt by an Indemniﬁed Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemniﬁcation is being sought hereunder, such Indemniﬁed Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects, or is requested by such Indemniﬁed Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemniﬁed Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be reasonably 8

CONFIDENTIAL satisfactory to the Indemniﬁed Person and provided further that if the legal counsel to such Indemniﬁed Person reasonably determines that having common counsel would present such counsel with a conﬂict of interest or if the defendant in, or target of, any such Claim, includes an Indemniﬁed Person and the Company, and legal counsel to such Indemniﬁed Person reasonably concludes that there may be legal defenses available to it or other Indemniﬁed Persons diJerent from or in addition to those available to the Company, such Indemniﬁed Person will employ its own separate counsel (limited to one law ﬁrm and local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If the Company does not assume the defense of such Claim, such Indemniﬁed Person will employ its own separate counsel (limited to one law ﬁrm and local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemniﬁed Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemniﬁed by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel (limited to one law ﬁrm and local counsel, if necessary) and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemniﬁed Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense. d) The Company agrees that if any indemnity sought by an Indemniﬁed Person hereunder is held by a court to be unavailable for any reason then (whether or not Konik Capital is the Indemniﬁed Person), the Company and Konik Capital shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reﬂect the relative beneﬁts to the Company, on the one hand, and Konik Capital on the other, in connection with Konik Capital’s engagement referred to above, subject to the limitation that in no event shall the amount of Konik Capital’s contribution to such Claim exceed the amount of fees actually 9

CONFIDENTIAL received by Konik Capital from the Company pursuant to Konik Capital’s engagement. The Company hereby agrees that the relative beneﬁts to the Company, on the one hand, and Konik Capital on the other, with respect to Konik Capital’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the OJering (whether or not consummated) for which Konik Capital is engaged to render services bears to (b) the fee paid or proposed to be paid to Konik Capital in connection with such engagement. e) The Company’s indemnity, reimbursement and contribution obligations under this Agreement shall survive termination or expiration of this Agreement and (a) shall be in addition to, and shall in no way limit or otherwise adversely aJect any rights that any Indemniﬁed Person may have at law or at equity and (b) shall be eJective whether or not the Company is at fault in any way. VIII. Limitation of Engagement to the Company . The Company acknowledges that Konik Capital has been retained only by the Company, that Konik Capital is providing services hereunder as an independent contractor (and not in any ﬁduciary or agency capacity) and that the Company’s engagement of Konik Capital is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Konik Capital or any of its aJiliates, or any of its or their respective oJicers, directors, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Konik Capital, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Konik Capital, and no one other than the Company is intended to be a beneﬁciary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Konik Capital to the Company in connection with Konik Capital’s engagement is intended solely for the beneﬁt and use of the Company’s management and directors in considering a possible OJering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Konik Capital shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Konik Capital. 10

CONFIDENTIAL IX. Limitation of Konik Capital’s Liability to the Company . Konik Capital and the Company further agree that neither Konik Capital nor any of its aJiliates or any of its or their respective oJicers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Konik Capital and that are ﬁnally judicially determined to have resulted solely from the gross negligence or willful misconduct of Konik Capital. X. Governing Law and Venue . This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company agrees that any legal suit, action or proceeding arising out of or relating to this letter shall by instituted exclusively in the Supreme Court of the State of New York or the United States District Court for the southern District of New York, in each case, sitting in the City and County of New York; waives any objection to the venue of any such suit, action or proceeding and the right to assert such forum is not a convenient forum; and irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agrees that service of process upon it mailed by certiﬁed mail to as address shall be deemed in every respect eJective service of process upon it in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement. XI. Notices . All notices hereunder will be in writing and sent by certiﬁed mail, hand delivery, overnight delivery or e - mail, if sent to Konik Capital, at the address set forth on the ﬁrst page hereof, e - mail: Ryan Konik at rkonik@konikcapitalpartners.com; and if sent to the Company, to the address set forth on the ﬁrst page hereof, e - mail: , Attention: Chief Executive OJicer. Notices sent by certiﬁed mail shall be deemed received ﬁve days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on 11

CONFIDENTIAL the date of the relevant written record of receipt, notices sent by e - mail shall be deemed received as of the date and time they were sent . XII. Representations of Konik Capital . Konik Capital represents and warrants that it is a division of T . R . Winston and Company, which is a licensed broker - dealer under applicable federal and state securities law . XIII. Miscellaneous . a) Except as otherwise set forth herein, neither the Company nor Konik Capital will be under any obligation to the other, until both the Company and Konik Capital have executed and delivered the Underwriting Agreement. It is understood that this Agreement is merely a statement of intent and while the parties agree in principle to the contents hereof any legal obligations between the parties shall be only as set forth in a duly negotiated and executed Underwriting Agreement, which Underwriting Agreement shall be in form and content satisfactory to Konik Capital, the Company and their respective counsel. This Agreement shall, nevertheless, constitute a binding agreement relative to the reimbursement of Konik Capital’s expenses. b) The Company acknowledges that Konik Capital and its aJiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Konik Capital may acquire information of interest to the Company. Konik Capital shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction. c) To help the United States government ﬁght the funding of terrorism and money laundering, the federal laws of the United States require all ﬁnancial institutions to obtain, verify and record information that identiﬁes each person with whom they do business. This means Konik Capital must ask the Company for certain identifying information, including a government - issued identiﬁcation number (e.g., a U.S. taxpayer identiﬁcation number) and such other information or documents that Konik Capital considers appropriate to verify the Company’s identity, such as certiﬁed articles of incorporation, a government - issued business license, a partnership agreement or a trust instrument. 12

CONFIDENTIAL d) The Company represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conﬂict with any agreement, document or instrument to which it is a party or bound. e) This Agreement shall not be modiﬁed or amended except in writing signed by Konik Capital and the Company. This Agreement shall be binding upon and inure to the beneﬁt of both Konik Capital and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Konik Capital and the Company with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not aJect such provision in any other respect, and the remainder of the Agreement shall remain in full force and eJect. f) This Agreement may be executed in counterparts (including facsimile or electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same eJect as physical delivery of the paper document bearing the original signature. Each of the undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or otherwise by electronic transmission evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and eJect as if such signature were an original. 13 If the foregoing correctly sets forth our understanding with respect to the proposed oJering on behalf of the Company, will you please so conﬁrm by signing and returning one copy of

CONFIDENTIAL this letter, whereupon we will instruct our counsel to cooperate with counsel for the Company in the preparation of the Underwriting Agreement and related documents so as to expedite the successful consummation of the public oJering. Konik Capital will remain committed to entering into this agreement provided it is executed by you on or before August 25, 2025. Accepted and Conﬁrmed on this 8 day of 20 2025. Konik Capital Partners, LLC, a division of T.R. Winston and Company By: Golkor, Inc. By: Gregory Klok Chief Executive OJicer 14